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                                                                    Exhibit 23.1
                                                                    ------------


                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated March 2, 1999 in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-73377) and related Prospectus of O'Reilly Automotive, Inc. for the registration of 3,340,000 shares of its common stock, and to the incorporation by reference therein of our reports dated March 2, 1999, with respect to the consolidated financial statements of O'Reilly Automotive, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                               Ernst & Young LLP


Kansas City, Missouri
March 24, 1999